Exhibit 10.10
Effective February 28, 2006
SYNOVUS FINANCIAL CORP./TOTAL SYSTEM SERVICES, INC.
Personal Use of Company Aircraft
Key Executives are each allowed a maximum number of hours of personal use of company aircraft each calendar year as set forth below.
Personal use of company aircraft by Key Executives includes non-business flights upon which the Key Executive and his or her non-business guests are the only passengers aboard the aircraft and also includes non-business flights upon which the Key Executive is not aboard the aircraft but his or her non-business guests are the only passengers aboard the aircraft. Personal use must be scheduled when aircraft are not scheduled for business use.
Personal use of company aircraft is calculated using “block hours,” as opposed to “flight hours,” and includes “deadhead legs.”
For purposes of calculating the number of hours of personal use of company aircraft, each block hour of turbo-prop usage shall equal “one hour of personal usage” and each block hour of jet usage shall equal “five hours of personal usage.” Usage of less than whole hours shall be recorded proportionately. De minimis overages may be approved by Sanders Griffith to reflect unforeseen delays (such as traffic and weather delays) and other scheduling issues.
Personal use of company aircraft by Key Executives and their non-business guests is tracked and the value reported for tax purposes for the Key Executive.
The following Executives are designated as eligible for the indicated number of hours of personal use of company aircraft:
Synovus
Jim Blanchard—Synovus Chairman—30 hours of turbo-prop use/6 hours of jet use
Richard Anthony—Synovus President and CEO-30 hours of turbo-prop use/6 hours of jet use
Sanders Griffith—Synovus General Counsel—20 hours of turbo-prop use/4 hours of jet use
Lee Lee James—Synovus Vice Chairman—20 hours of turbo-prop use/ 4 hours of jet use
Fred Green—Synovus Vice Chairman—20 hours of turbo-prop use/4 hours of jet use
Tommy Prescott—Synovus CFO—20 hours of turbo-prop use/4 hours of jet use

TSYS
Phil Tomlinson—TSYS Chairman and CEO—30 hours of turbo-prop use/6 hours of jet use
Rick Ussery—Consulting Agreement (expires on 6/30/06)—20 hours of turbo-prop use/4 hours of jet use
Troy Woods—TSYS President and COO—30 hours of turbo-prop use/6 hours of jet use
Bill Pruett—Senior Executive Vice President—20 hours of turbo-prop use/4 hours of jet use
Ken Tye—Senior Executive Vice President and CIO—20 hours of turbo-prop use/4 hours of jet use
Jim Lipham—Senior Executive Vice President and CFO—20 hours of turbo-prop use/4 hours of jet use